APPENDICES




                               VALMONT 1996 STOCK PLAN


                                      SECTION 1

                                   NAME AND PURPOSE

               1.1  Name.   The name of the plan  shall be the Valmont 1996
          Stock Plan (the "Plan").

               1.2. Purpose of Plan. The purpose of the Plan is to foster and promote the long-term financial success of the Company and increase stockholder value by (a) motivating superior performance by means of stock incentives, (b) encouraging and providing for the acquisition of an ownership interest in the Company by Employees and (c) enabling the Company to attract and retain the services of a management team responsible for the long-term financial success of the Company.


                                      SECTION 2

                                     DEFINITIONS

               2.1 Definitions. Whenever used herein, the following terms shall have the respective meanings set forth below:

               (a) "Act" means the Securities Exchange Act of 1934, as amended.

               (b) "Award" means any Option, Stock Appreciation Right, Restricted Stock, Stock Bonus, or any combination thereof, including Awards combining two or more types of Awards in a single grant.

               (c)  "Board" means the Board of Directors of the Company.

               (d) "Code" means the Internal Revenue Code of 1986, as amended.

               (e) "Committee" means the Compensation Committee of the Board, which shall consist of two or more members, each of whom shall be "disinterested persons" within the meaning of Rule 16b-3 as promulgated under the Act.

               (f)  "Company" means  Valmont Industries,  Inc., a  Delaware
                    corporation  (and   any  successor  thereto)   and  its
                    Subsidiaries.













               (g) "Director Award" means an award of Stock and an annual Award of a Nonstatutory Stock Option granted to each Eligible Director pursuant to Section 7.1 without any action by the Board or the Committee.

               (h) "Eligible Director" means a person who is serving as a member of the Board and who is not an Employee.

               (i) "Employee" means any employee of the Company or any of its Subsidiaries.

               (j) "Fair Market Value" means, on any date, the average of the high and low sales prices of the Stock as reported on the National Association of Securities Dealers Automated Quotation system (or on such other recognized market or quotation system on which the trading prices of the Stock are traded or quoted at the relevant time) on such date. In the event that there are no Stock transactions reported on such system (or such other system) on such date, Fair Market Value shall mean the average of the high and low sale prices on the immediately preceding date on which Stock transactions were so reported.

               (k) "Option" means the right to purchase Stock at a stated price for a specified period of time. For purposes of the Plan, an Option may be either (i) an Incentive Stock Option within the meaning of Section 422 of the Code or (ii) a Nonstatutory Stock Option.

               (l) "Participant" means any Employee designated by the Committee to participate in the Plan.

               (m) "Plan" means the Valmont 1996 Stock Plan, as in effect from time to time.

               (n) "Restricted Stock" shall mean a share of Stock granted to a Participant subject to such restrictions as the Committee may determine.

               (o) "Stock" means the Common Stock of the Company, par value $1.00 per share.

               (p) "Stock Appreciation Right" means the right, subject to such terms and conditions as the Committee may determine, to receive an amount in cash or Stock, as determined by the Committee, equal to the excess of (i) the Fair Market Value, as of the date such Stock Appreciation Right is exercised, of the number shares of Stock covered by the Stock Appreciation Right being exercised over (ii) the aggregate exercise price of such Stock Appreciation Right.














               (q) "Stock Bonus" means the grant of Stock as compensation from the Company, which may be in lieu of cash salary or bonuses otherwise payable to the Participant or in addition to such cash compensation.

               (r) "Subsidiary" means any corporation or partnership in which the Company owns, directly or indirectly, 50% or more of the total combined voting power of all classes of stock of such corporation or of the capital interest or profits interest of such partnership.

               2.2 Gender and Number. Except when otherwise indicated by the context, words in the masculine gender used in the Plan shall include the feminine gender, the singular shall include the plural, and the plural shall include the singular.


                                      SECTION 3

                            ELIGIBILITY AND PARTICIPATION

               Except as otherwise provided in Section 7.1, the only persons eligible to participate in the Plan shall be those Employees selected by the Committee as Participants.


                                      SECTION 4

                               POWERS OF THE COMMITTEE

               4.1 Power to Grant. The Committee shall determine the Participants to whom Awards shall be granted, the type or types of Awards to be granted, and the terms and conditions of any and all such Awards. The Committee may establish different terms and conditions for different types of Awards, for different Participants receiving the same type of Awards, and for the same Participant for each Award such Participant may receive, whether or not granted at different times.

               4.2  Administration.  The Committee shall be responsible for the administration of the Plan. The Committee, by majority action thereof, is authorized to prescribe, amend, and rescind rules and regulations relating to the Plan, to provide for conditions deemed necessary or advisable to protect the interests of the Company, and to make all other determinations necessary or advisable for the administration and interpretation of the Plan in order to carry out its provisions and purposes. Determinations, interpretations, or other actions made or taken by the Committee pursuant to the provisions of the Plan shall be final, binding, and conclusive for all purposes and upon all persons. Notwithstanding anything else contained in the Plan to the contrary, neither the Committee nor the Board shall have any discretion regarding whether an Eligible Director receives a Director Award pursuant to Section 7.1 or regarding the terms of any such Director Award, including, without limitation, the number of shares subject to any such Director Award.

                                      SECTION 5

                                STOCK SUBJECT TO PLAN

               5.1 Number. Subject to the provisions of Section 5.3, the number of shares of Stock subject to Awards (including Director Awards) under the Plan may not exceed 800,000 shares of Stock. The shares to be delivered under the Plan may consist, in whole or in part, of treasury Stock or authorized but unissued Stock, not reserved for any other purpose. The maximum number of shares of Stock with respect to which Awards may be granted to any one Employee under the Plan is 40% of the aggregate number of shares of Stock available for Awards under Section 5.1.

               5.2 Cancelled, Terminated or Forfeited Awards. Any shares of Stock subject to an Award which for any reason are cancelled, terminated or otherwise settled without the issuance of any Stock shall again be available for Awards under the Plan.

               5.3 Adjustment in Capitalization. In the event of any Stock dividend or Stock split, recapitalization (including, without limitation, the payment of an extraordinary dividend), merger, consolidation, combination, spin-off, distribution of assets to stockholders, exchange of shares, or other similar corporate change, (i) the aggregate number of shares of Stock available for Awards under Section 5.1 and (ii) the number of shares and exercise price with respect to Options and the number, prices and dollar value of other Awards, may be appropriately adjusted by the Committee, whose determination shall be conclusive. If, pursuant to the preceding sentence, an adjustment is made to the number of shares of Stock authorized for issuance under the Plan, a corresponding adjustment shall be made with respect to Director Awards granted pursuant to Section 7.1.


                                      SECTION 6

                                    STOCK OPTIONS

               6.1 Grant of Options. Options may be granted to Participants at such time or times as shall be determined by the Committee. Options granted under the Plan may be of two types:
          (i) Incentive Stock Options and (ii) Nonstatutory Stock Options. The Committee shall have complete discretion in determining the number of Options, if any, to be granted to a Participant. Each Option shall be evidenced by an Option agreement that shall specify the type of Option granted, the exercise price, the duration of the Option, the number of shares of Stock to which the Option pertains, the exercisability (if any) of the Option in the event of death, retirement, disability or termination of employment, and such other terms and conditions not inconsistent with the Plan as the Committee shall determine.

               6.2 Option Price. Nonstatutory Stock Options and Incentive Stock Options granted pursuant to the Plan shall have an exercise price which is not less than the Fair Market Value on the date the Option is granted.

               6.3 Exercise of Options. Options awarded to a Participant under the Plan shall be exercisable at such times and shall be subject to such restrictions and conditions as the Committee may impose, subject to the Committee's right to accelerate the exercisability of such Option in its discretion. Notwithstanding the foregoing, no Option shall be exercisable for more than ten years after the date on which it is granted.

               6.4 Payment. The Committee shall establish procedures governing the exercise of Options, which shall require that written notice of exercise be given and that the Option price be paid in full in cash or cash equivalents, including by personal check, at the time of exercise or pursuant to any arrangement that the Committee shall approve. The Committee may, in its discretion, permit a Participant to make payment (i) in Stock already owned by the Participant valued at its Fair Market Value on the date of exercise (if such Stock has been owned by the Participant for at least six months) or (ii) by electing to have the Company retain Stock which would otherwise be issued on exercise of the Option, valued at its Fair Market Value on the date of exercise. As soon as practicable after receipt of a written exercise notice and full payment of the exercise price, the Company shall deliver to the Participant a certificate or certificates representing the acquired shares of Stock.

               6.5 Incentive Stock Options. Notwithstanding anything in the Plan to the contrary, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of any Participant affected thereby, to cause any Incentive Stock Option previously granted to fail to qualify for the Federal income tax treatment afforded under Section 421 of the Code. In furtherance of the foregoing,
          (i) the aggregate Fair Market Value of shares of Stock (determined at the time of grant of each Option) with respect to which Incentive Stock Options are exercisable for the first time by an Employee during any calendar year shall not exceed $100,000 or such other amount as may be required by the Code, (ii) an Incentive Stock Option may not be exercised more than three months following termination of employment (except as the Committee may otherwise determine in the event of death or disability), and (iii) if the Employee receiving an Incentive Stock Option owns Stock possessing more than 10% of the total combined voting power of all classes of Stock of the Company, the exercise price of the Option shall be at least 110% of Fair












          Market Value and the Option shall not be exercisable after the expiration of five years from the date of grant.

               6.6 Replacement Options. The Committee may grant a replacement option (a "Replacement Option") to any Employee who exercises all or part of an option granted under this Plan using Qualifying Stock (as herein defined) as payment for the purchase price. A Replacement Option shall grant to the Employee the right to purchase, at the Fair Market Value as of the date of said exercise and grant, the number of shares of stock equal to the sum of the number of whole shares (i) used by the Employee in payment of the purchase price for the option which was exercised and (ii) used by the Employee in connection with applicable withholding taxes on such transaction. A Replacement Option may not be exercised for six months following the date of grant, and shall expire on the same date as the option which it replaces. Qualifying Stock is stock which has been owned by the Employee for at least six months prior to the date of exercise and has not been used in a stock-for-stock swap transaction within the preceding six months.


                                      SECTION 7

                                   DIRECTOR AWARDS

              7.1 Amount of Award. Each Eligible Director shall receive a non-discretionary Award of 1,000 shares of stock each year; such Award shall be made annually on the date of and following completion of the Company's annual stockholders' meeting (commencing with the 1996 annual stockholders' meeting). Each Eligible Director shall be issued a common stock certificate for such number of shares. Termination of the director's services for any reason other than (i) death, (ii) retirement from the Board at mandatory retirement age, or (iii) resignation or failure to stand for re-election, in any such case with the prior approval of the Board, will result in forfeiture of the Stock. If the Stock is forfeited, the director shall return the number of forfeited shares of Stock, or equivalent value, to the Company. The number of shares of Stock awarded to an Eligible Director annually shall be appropriately adjusted in the event of any stock changes as described in Section 5.3. In addition, each Eligible Director shall receive a non-discretionary Award of a Nonqualified Stock Option for 2,000 shares of Stock exercisable at the Fair Market Value of the Company's common stock on the date of grant; such Award shall be made annually on the date of and following completion of the Company's annual stockholders' meeting (commencing with the 1996 annual stockholders' meeting). The number of nonqualified options awarded to a director shall be appropriately adjusted in the event of any stock changes as described in Section 5.3.

              7.2  No  Other Awards.    An  Eligible  Director  shall  not
          receive any other Award under the Plan.













                                      SECTION 8

                              STOCK APPRECIATION RIGHTS

              8.1 SAR's In Tandem with Options. Stock Appreciation Rights may be granted to Participants in tandem with any Option granted under the Plan, either at or after the time of the grant of such Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine. Each Stock Appreciation Right shall only be exercisable to the extent that the corresponding Option is exercisable, and shall terminate upon termination or exercise of the corresponding Option. Upon the exercise of any Stock Appreciation Right, the corresponding Option shall terminate.

              8.2 Other Stock Appreciation Rights. Stock Appreciation Rights may also be granted to Participants separately from any Option, subject to such terms and conditions, not inconsistent with the provisions of the Plan, as the Committee shall determine.


                                      SECTION 9

                                  RESTRICTED STOCK

              9.1 Grant of Restricted Stock. The Committee may grant Restricted Stock to Participants at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan as it shall determine. Each grant of Restricted Stock shall be subject to such restrictions, which may relate to continued employment with the Company, performance of the Company, or other restrictions, as the Committee may determine. Each grant of Restricted Stock shall be evidenced by a written agreement setting forth the terms of such Award.

              9.2  Removal of Restrictions.   The Committee may accelerate
          or waive such restrictions in whole or in part at any time in its discretion.


                                     SECTION 10

                                    STOCK BONUSES

              10.1 Grant of Stock Bonuses. The Committee may grant a Stock Bonus to a Participant at such times and in such amounts, and subject to such other terms and conditions not inconsistent with the Plan, as it shall determine.
















                                     SECTION 11

                  AMENDMENT, MODIFICATION, AND TERMINATION OF PLAN

              11.1 General. The Board may from time to time amend, modify or terminate any or all of the provisions of the Plan, subject to the provisions of this Section 11.1. The Board may not change the Plan in a manner which would prevent outstanding Incentive Stock Options granted under the Plan from being Incentive Stock Options without the consent of the optionees concerned. Furthermore, the Board may not make any amendment which would (i) materially modify the requirements for participation in the Plan, (ii) increase the number of shares of Stock subject to Awards under the Plan pursuant to Section 5.1,
          (iii) materially increase the benefits accruing to Participants under the Plan, or (iv) make any other amendments which would cause the Plan not to comply with Rule 16b-3 under the Act, in each case without the approval of the Company's stockholders. No amendment or modification shall affect the rights of any Employee with respect to a previously granted Award, nor shall any amendment or modification affect the rights of any Eligible Director pursuant to a previously granted Director Award.

              11.2 Termination  of  Plan.   No  further  Options  shall be
          granted under the Plan subsequent to December 31, 2005, or such earlier date as may be determined by the Board.


                                     SECTION 12

                              MISCELLANEOUS PROVISIONS

              12.1 Nontransferability of Awards. No Awards granted under the Plan may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution. All rights with respect to Awards granted to a Participant under the Plan shall be exercisable during the Participant's lifetime only by such Participant and all rights with respect to any Director Awards granted to an Eligible Director shall be exercisable during the Director's lifetime only by such Eligible Director.

              12.2 Beneficiary Designation. Each Participant under the Plan may from time to time name any beneficiary or beneficiaries (who may be named contingent or successively) to whom any benefit under the Plan is to be paid or by whom any right under the Plan is to be exercised in case of his death. Each designation will revoke all prior designations by the same Participant shall be in a form prescribed by the Committee, and will be effective only when filed in writing with the Company. In the absence of any such designation, Awards outstanding at death may be exercised by the Participant's surviving spouse, if any, or otherwise by his estate.













              12.3 No Guarantee of Employment or Participation. Nothing in the Plan shall interfere with or limit in any way the right of the Company or any Subsidiary to terminate any Participant's employment at any time, nor confer upon any Participant any right to continue in the employ of the Company or any Subsidiary. No Employee shall have a right to be selected as a Participant, or, having been so selected, to receive any future Awards.

              12.4 Tax Withholding. The Company shall have the power to withhold, or require a Participant or Eligible Director to remit to the Company, an amount sufficient to satisfy federal, state, and local withholding tax requirements on any Award under the Plan, and the Company may defer issuance of Stock until such requirements are satisfied. The Committee may, in its discretion, permit a Participant to elect, subject to such conditions as the Committee shall impose, (i) to have shares of Stock otherwise issuable under the Plan withheld by the Company or (ii) to deliver to the Company previously acquired shares of Stock, in each case having a Fair Market Value sufficient to satisfy all or part of the Participant's estimated total federal, state and local tax obligation associated with the transaction.

              12.5 Change of Control.  On the date of a Change of Control, all outstanding options and stock appreciation rights shall become immediately exercisable and all restrictions with respect to Restricted Stock shall lapse. "Change of Control" shall mean:

              (i) The acquisition (other than from the Company) by any person, entity or "group", within the meaning of
                   Section 13(d)(3) or 14(d)(2) of the Act (excluding any acquisition or holding by (i) the Company or its subsidiaries, (ii) any employee benefit plan of the Company or its subsidiaries which acquires beneficial ownership of voting securities of the Company and (iii) Robert B. Daugherty, his successors and assigns and any tax-exempt entity established by him) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Act) of 50% or more of either the then outstanding shares of common stock or the combined voting power of the Company's then outstanding voting securities entitled to vote generally in the election of directors; or

              (ii) Individuals  who, as of the date hereof, constitute the
                   Board (as of the date hereof the "Incumbent Board") cease for any reason to constitute at least a majority of the Board, provided that any person becoming a director subsequent to the date hereof whose election, or nomination for the election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent












                   Board shall be, for purposes of this Plan, considered as though such person were a member of the Incumbent Board; or

             (iii) Approval  by the  stockholders  of  the  Company  of  a reorganization, merger or consolidation, in each case, with respect to which persons who were the stockholders of the Company immediately prior to such reorganization, merger or consolidation do not, immediately thereafter, own more than 50% of the combined voting power entitled to vote generally in the election of directors of the reorganized, merged or consolidated company's then outstanding voting securities, or a liquidation or dissolution of the Company or of the sale of all or substantially all of the assets of the Company.

              12.6 Company Intent. The Company intends that the Plan comply in all respects with Rule 16b-3 under the Act, and any ambiguities or inconsistencies in the construction of the Plan shall be interpreted to give effect to such intention.

              12.7 Requirements of Law. The granting of Awards and the issuance of shares of Stock shall be subject to all applicable laws, rules, and regulations, and to such approvals by any
          governmental  agencies   or  securities  exchanges  as   may  be
          required.

              12.8 Effective Date. The Plan shall be effective upon its adoption by the Board subject to approval by the Company's stockholders at the 1996 annual stockholders' meeting.

              12.9 Governing Law. The Plan, and all agreements hereunder, shall be construed in accordance with and governed by the laws of the State of Delaware.































                          VALMONT EXECUTIVE INCENTIVE PLAN


              1. Purpose. The principal purpose of the Valmont Industries, Inc. Executive Incentive Plan (the "Plan") is to provide incentives to executive officers of Valmont ("Valmont") who have significant responsibility for the success and growth of Valmont and to assist Valmont in attracting, motivating and retaining executive officers on a competitive basis.

              2. Administration of the Plan. The Plan shall be administered by the Compensation Committee of the Board of Directors (the "Committee"). The Committee shall have the sole discretion to interpret the Plan; approve a pre-established objective performance measure or measures annually; certify the level to which each performance measure was attained prior to any payment under the Plan; approve the amount of awards made under the Plan; and determine who shall receive any payment under the Plan.

              The Committee shall have full power and authority to administer and interpret the Plan and to adopt such rules, regulations and guidelines for the administration of the Plan and for the conduct of its business as the Committee deems necessary or advisable. The Committee's interpretations of the Plan, and all actions taken and determinations made by the Committee pursuant to the powers vested in it hereunder, shall be conclusive and binding on all parties concerned, including Valmont, its stockholders and any person receiving an award under the Plan.

              3. Eligibility. Executive officers and other key management personnel of Valmont shall be eligible to receive awards under the Plan. The Committee shall designate the executive officers and other key management personnel who will participate in the Plan each year.

              4. Awards. The Committee shall establish annual and/or long-term incentive award targets for participants. If an individual becomes an executive officer during the year, such individual may be granted eligibility for an incentive award for that year upon such individual becoming an executive officer.

              The  Committee shall also  establish annual and/or long-term performance targets which must be achieved in order for an award to be earned under the Plan. Such targets shall be based on earnings, earnings per share, growth in earnings per share, achievement of annual operating profit plans, return on equity performance, or similar financial performance measures as may be determined by the Committee. The specific performance targets for each participant shall be established in writing by the Committee within ninety days after the commencement of the fiscal year (or within such other time period as may be required by Section 162(m) of the Internal Revenue Code) to which the performance target relates. The performance target shall be established in such a manner than a third party having knowledge of the relevant facts could determine whether the performance goal has been met.

              Awards shall be payable following the completion of the applicable fiscal year upon certification by the Committee that Valmont achieved the specified performance target established for the participant. Notwithstanding the attainment by Valmont of the specified performance targets, the Committee has the discretion, for each participant, to reduce some or all of an award that would otherwise be paid. However, in no event may a participant receive an award of more than 400% of such participant's base salary under the Plan in any fiscal year; for this purpose, a participant's base salary shall be the base salary in effect at the time the Committee establishes the performance targets for a fiscal year or period.

              5. Miscellaneous Provisions. Valmont shall have the right to deduct from all awards hereunder paid in cash any federal, state, local or foreign taxes required by law to be withheld with respect to such awards. Neither the Plan nor any action taken hereunder shall be construed as giving any employee any right to be retained in the employ of Valmont. The costs and expenses of administering the Plan shall be borne by Valmont and shall not be charged to any award or to any participant receiving an award.

              6. Effective Date, Amendments and Termination. The Plan shall become effective on December 19, 1995 subject to approval by the stockholders of Valmont at the 1996 Annual Meeting of Stockholders. The Committee may at any time terminate or from time to time amend the Plan in whole or in part, but no such action shall adversely affect any rights or obligations with respect to any awards theretofore made under the Plan. However, unless the stockholders of Valmont shall have first approved thereof, no amendment of the Plan shall be effective which would increase the maximum amount which can be paid to any one executive officer under the Plan in any fiscal year, which would change the specified performance goals for payment of awards, or which would modify the requirement as to eligibility for participation in the Plan.
























                   FOURTH AMENDMENT TO THE VALMONT 1988 STOCK PLAN


              The Valmont 1988 Stock Plan (as previously amended, the "Plan") is hereby further amended as follows:

              A.   Section  3.3  is   amended  by  adding  the   following
          sentences  immediately preceding  the last  sentence  of Section
          3.3:

              In addition, each director who is not an Employee of the Company shall receive a non-discretionary award of a Nonqualified Stock Option for 2,000 shares of Company Stock exercisable at the closing price of the Company's common stock on the date of grant; such award shall be made (i) on the third business day following the public release by the Company of its quarterly earnings for the second quarter of fiscal 1995, and (ii) annually thereafter on the date of and following completion of the Company's annual stockholders' meeting (commencing with the 1996 annual stockholders' meeting). The number of nonqualified options awarded to a director shall be appropriately adjusted in the event of any stock changes as described in Article XI.

              B. This Fourth Amendment to the Plan shall be effective upon its approval by the stockholders of the Company, and any grant of Nonqualified Stock Options pursuant to the Fourth Amendment shall be expressly conditioned upon such stockholder approval.